UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): May 13, 2005

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01. Other Events

On May 13, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of BankUnited Financial Corporation (the “Company”) amended the employment agreements of the Company’s Chief Executive Officer, Alfred R. Camner (the “CEO”) with the Company and BankUnited, FSB (the “Bank”). The amendments modified the provision which prohibited the CEO from exercising any stock options that will not expire during the period April 1, 2002 through September 30, 2005, to the extent an exercise would result in nondeductible compensation to the Company under Section 162(m) of the Internal Revenue Code. Pursuant to the amendments, such exercise would now be permitted, if approved in advance by the Committee.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit No.	Exhibit Title
	99.1	Amendment No. 5 to the Second Amended and Restated Employment Agreement effective as of April 1, 2002 between BankUnited and Alfred R. Camner effective May 13, 2005.

	99.2	Amendment No. 2 to the Second Amended and Restated Employment Agreement effective as of April 1, 2003 between BankUnited and Alfred R. Camner effective May 13, 2005.

Signature(s)

Pursuant to the Requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: May 17, 2005

	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and
Chief Financial Officer